ARTICLES OF INCORPORATION of ANNAPOLIS TECHNOLOGY, INC.

March 19, 2001

The undersigned incorporators, natural persons 18 years of age or older, in order to form a corporate entity adopt the following articles of incorporation.

ARTICLE I – INCORPORATORS

The individuals incorporating are Paul D. Green, residing at 426 Lankford Road Harwood, MD 20776; and David J. Marvin residing at 5230 Cedar Lane, Apt. 129, Columbia, MD 21044

ARTICLE II - TITLE

The name of the said corporation shall be "Annapolis Technology, Inc." (the "Corporation").

ARTICLE III – DESCRIPTION OF BUSINESS PURPOSE

This Corporation is a for profit corporation. The Corporation's purpose is to provide professional consulting services and subscription based services in Information Technology to other corporate entities.

In addition, the Corporation may engage in any other purpose and or manner of business, either along in conjunction with others, which may be lawfully conducted under the laws of the State of Maryland or elsewhere; and do all things necessary and proper for the enhancement or furtherance, thereof.

ARTCILE IV – PRINCIPLE BUSINESS ADDRESS

The Corporation's principal business address is 426 Lankford Road, Harwood, MD 20776.

ARTICLE V – RESIDENT AGENT

The Corporation's resident agent designated to accept service of process in legal matters is Paul D. Green residing at 426 Lankford Road, Harwood, MD 20776.

ARTICLE VI - STOCK

The Corporation will have the authority to issue 1,000,000 shares of stock. Each share will have a par value of $0.01.

ARTCILE VII – NAMED DIRECTORS

The Corporation will have two (2) directors appointed for a term of one (1) year. These directors named below shall be appointed for the first year to serve until the election and qualification of their successors.

Paul D. Green - Harwood, MD

David J. Marvin - Columbia, MD.

ARTICLE VIII - DURATION

The Corporation shall remain in existence perpetually or until such time as the directors of the Corporation vote to dissolve the Corporation. The affirmative vote of at least two-thirds of the directors of the Corporation is required to dissolve the Corporation.

ARTCILE IX - LIABILITY

No (member) officer, or Director of this Corporation shall be personally liable for the debts or obligations of this Corporation of any nature whatsoever, nor shall any of the property of the (members) officer, or Directors be subject to the payment of the debts or obligations of this Corporation.

In addition. The Corporation may indemnify a present of former (member) officer or director of the corporation or the other corporate representative to the maximum extend permitted by and in accordance with Section 1-418 of the Corporations and Associations Article of the Annotated Code of Maryland.

ARTICLE X - DISSOLUTION

At the time of dissolution of the Corporation, the Board of Directors shall, after paying or making provisions for the payment of all debts, obligations, liabilities, costs and expenses of the Corporation, dispose of all of the assets of the Corporation. In non case shall a disposition be made which would not qualify as a charitable contribution under Section 170(c)(1) or (2) of the Internal Revenue Code of 1986, as now enacted or hereafter amended, in such manner as the Board of Directors shall determine.

ARTICLE XI - AMENDMENTS

These Articles may be amended by the affirmative vote of at least two-thirds of the directors of the Corporation. When the Corporation has members, any such amendment must be ratified by a two-thirds (2/3) majority of the members voting on any proposed amendment.

SIGNATURES OF INCORPORATORS

Paul D. Green

David J. Marvin

** KEEP WITH DOCUMENT **

DOCUMENT CODE 02 BUSINESS CODE 03

STATE OF MARYLAND
DEPT OF ASSESSMENTS AND TAXATION
CUST ID:0000584887
WORK ORDER:0000421559
DATE:03-02-2001 11:47 AM
AMT. PAID:$40.00

#________________

Close____ Stock ✓ Nonstock____

P.A.____ Religious____

Merging (Transferor)________________ Surviving (Transferee)________________

FEES REMITTED

Base Fee: 20
Org. & Cap. Fee: 20
Expedite Fee: ______
Penalty: ______
State Recordation Tax: ______
State Transfer Tax: ______
______ Certified Copies: ______
Copy Fee: ______
______ Certificates: ______
Certificate Fee: ______
Other: ______

TOTAL FEES: 40

Credit Card____ Check ✓ Cash____

______ Documents on ______ Checks

APPROVED BY: [signature]

KEYED BY: ______

COMMENT(S):

(New Name)________________

______ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)________________

CODE ______

ATTENTION:________________

MAIL TO ADDRESS:________________
Sally Wrealt, Inc
2054 Harvest Farm Rd
Sykesville, Md 21784